FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 3, 1998



                             MEDTOX SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


1-11394                                                              95-3863205
(Commission File Number)                      (IRS Employer Identification No.)


402 West County Road D
St. Paul, Minnesota                                                       55112
(Address of principal executive offices)                             (Zip Code)


                                 (612) 636-7466
              (Registrant's telephone number, including area code)




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Item 4.  Change In Independent Accountants



Effective May 27, 1998, the Registrant terminated Ernst & Young LLP as its independent accounting firm. The termination of Ernst & Young LLP was approved by the Audit Committee of the Board of Directors of the Registrant. There were no disagreements with Ernst & Young LLP during the last two fiscal years ending December 31, 1997. Accordingly, Ernst & Young LLP has not advised the Registrant of (i) the absence of the internal controls necessary for the Registrant to develop reliable financial statements, (ii) any information which would cause Ernst & Young LLP to no longer rely on management's representations, or that Ernst & Young LLP was unwilling to be associated with the financial statements prepared by management, (iii) any need to expand significantly the scope of its audit, or any information that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or any financial statements for any fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (b) cause it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, or
(iv) any information that has come to the attention of Ernst & Young LLP that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) any financial statements issued or to be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

Effective June 3, 1998, the Registrant engaged Deloitte & Touche LLP as its independent accounting firm. Neither the Registrant or any of its subsidiaries has had any prior relationships with Deloitte & Touche LLP.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDTOX Scientific, Inc.




Date:  June 3, 1998                         By: /s/ Peter J. Heath
                                                --------------------

                                            Name:  Peter J. Heath
                                            Title: Vice President of Finance
                                                   and Chief Financial Officer